EXHIBIT 24.1

POWER OF ATTORNEY
FORM S-8

Each person whose name is signed hereto hereby makes, constitutes, and appoints each of David E. Adante, Executive Vice President, Chief Financial Officer and Secretary of The Davey Tree Expert Company, an Ohio corporation (the “Company”), and Joseph R. Paul, Vice President and Treasurer of the Company, with full power of substitution and resubstitution, his or her true and lawful attorney, for him or her and in his or her name, place, and stead to affix, as attorney‑in‑fact, his or her signature as director or officer or both, as the case may be, of the Company, to any and all registration statements on Form S-8 and amendments thereto, including post-effective amendments and any subsequent registration statements pursuant to Rule 462 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with The Davey 401KSOP and ESOP, giving and granting unto each such attorney‑in‑fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney‑in‑fact shall lawfully do or cause to be done by virtue hereof. The authority confirmed herein shall remain in effect as to the person signing his or her name below until such time as the Securities and Exchange Commission shall receive from such person a written communication terminating or modifying the authority.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 12th day of March, 2013.

/s/ R. Douglas Cowan	/s/ John E. Warfel
R. Douglas Cowan, Director	John E. Warfel, Director

/s/ J. Dawson Cunningham	/s/ Karl J. Warnke
J. Dawson Cunningham, Director	Karl J. Warnke, Director,
Chairman, President and Chief Executive Officer

/s/ William J. Ginn
William J. Ginn, Director	/s/ David E. Adante
David E. Adante, Executive Vice President,
Chief Financial Officer and Secretary

/s/ Douglas K. Hall
Douglas K. Hall, Director	/s/ Nicholas R. Sucic
Nicholas R. Sucic, Vice President and Controller

/s/ Sandra W. Harbrecht
Sandra W. Harbrecht, Director